UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2006

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

0-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 4, 2006, Colorado Satellite Broadcasting, Inc., a Colorado corporation and a wholly owned subsidiary of the Registrant entered into an Affiliation Agreement with DirecTV, Inc., a California corporation. The agreement grants to DirecTV the non-exclusive right to distribute the national feeds of the 24-hour per day, 7-day per week programming services TEN and TENClips for a two year period from the date on which DirecTV commences commercial distribution of these services.  Under the terms of the agreement, if these services replace services provided by a competitor, DirecTV may, under certain conditions, earn credits related to the performance level of our services.. We expect DirecTV will begin commercial distribution of TEN and TENClips on April 5, 2006.

Item 8.01	Other Events

As previously reported, we are currently negotiating a contract with our major customer. We anticipate that our historical license fee with this customer may decline. We also anticipate that this decline may be partially offset with our potential launch of an additional pay-per-view (PPV) channel on this platform.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Dated: April 4, 2006	By:/s/ Michael Weiner

Michael Weiner, CEO